Page 11 of 30 Pages



                       PRINCIPAL STOCKHOLDERS AGREEMENT

          This PRINCIPAL STOCKHOLDERS AGREEMENT (this "Agreement"' dated as of August 17, 1999, is entered into by and among Adecco, a societe anonyme ("Adecco"), Miriam Olsten, Stuart Olsten, Cheryl Olsten, 1985 Cheryl Ashburn Trust, 1995 Succeeding GRAT, Trust FBO Stuart Olsten and Trust FBO Cheryl Olsten, each a record owner of outstanding Class B Common Stock of Olsten Corporation as well as certain Common Stock of Olsten Corporation, individually and/or as trustees of certain trusts, all as set forth on Exhibit "A" (collectively, the "Stockholders" and each a "Stockholder").

                                   RECITALS

A. Immediately prior to the execution of this Agreement, Adecco and Olsten Corporation have entered into an Agreement and Plan of Merger (as such agreement may hereafter be amended from time to time, the "Merger Agreement"), pursuant to which (i) Merger Sub, a wholly-owned subsidiary of Adecco, will be merged with and into Moses, which will be the surviving corporation in the Merger, and will, as a result of the Merger, become a wholly-owned subsidiary of Adecco and (ii) as a result of the Merger, the stockholders of Olsten Corporation will receive the Closing Consideration.

B. As an inducement and a condition to entering into the Merger Agreement, Adecco has required that the Stockholders agree, and the Stockholders have agreed, to enter into this Agreement.

C. Prior to the date hereof, Adecco and the Stockholders had no agreement, arrangement or understanding (as such terms are used in Section 203 of the Delaware General Corporation Law) for the purpose of acquiring, holding, voting or disposing of the Shares (as such term is defined below).

                                   AGREEMENT

           In consideration of the Recitals and the mutual promises contained herein, and other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

      1. Certain Definitions. Capitalized terms used and not defined herein have the respective meanings ascribed to them in the Merger Agreement. For purposes of this Agreement:

                "Permitted Transfer" means a sale, transfer, assignment or other disposition to a Permitted Transferee.

                "Permitted Transferee" means any person who is (A) the spouse or former spouse of, or any lineal descendent of, or any spouse of such lineal descendant of, or the grandparent, parent, brother or sister of, or spouse of such brother or sister of, a Stockholder or Permitted Transferee; (B) upon the death of any Stockholder or any Permitted Transferee of such person, the executors of the estate of such Stockholder or such Permitted Transferee, and any of such Stockholder's or such Permitted Transferee's




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                                                           Page 12 of 30 Pages

heirs, testamentary trustees, devisees, or legatees; (C) any trust principally for the benefit of one or more of the foregoing Stockholders or permitted Transferees; (D) upon the disability of any Stockholder or Permitted Transferee, any guardian or conservator of such Stockholder or such Permitted Transferee; or (E) any corporation, partnership or other entity if all of the beneficial ownership is held by Stockholders or Permitted Transferees; provided that in each case such transferee assumes and agrees to perform and becomes a party to this Agreement, agrees not to make or in any way assist in the making of any proposal involving an Acquisition Transaction, and agrees not to dissent in the Merger, all on terms reasonably acceptable to Adecco, and provided further that as a result of any such transfer no Class B Common Stock, par value $.10 per share, of Olsten Corporation is converted into Common Stock, par value $.10 per share, of Olsten Corporation. For purposes of this Agreement, when a Permitted Transferee has acquired Shares in accordance herewith, such person shall be deemed a "Stockholder" hereunder.

               "Person" shall mean an individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or other entity.

               "Shares" shall mean the Common Stock, par value $.10 per share, and the Class B Common Stock, par value $.10 per share, of Olsten Corporation owned by the Stockholders on the date hereof and any shares acquired by any Stockholder in any capacity after the date hereof and prior to the termination of this Agreement. "Shares" shall include Shares acquired upon the exercise of options, warrants or rights, the conversion or exchange of convertible or exchangeable securities, or by means of purchase, dividend, distribution, gift, bequest, inheritance or as a successor in interest in any capacity or otherwise. In the event of a stock dividend or distribution, or any change in the Common Stock or Class B Common Stock by reason of any stock dividend, split-up, recapitalization, reclassification, combination, exchange of shares or the like, the term "Shares" shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed, reclassified or exchanged and appropriate adjustments shall be made to the terms and provisions of this Agreement. "Shares" shall also include voting trust certificates issued in respect of any Shares.

    2. Voting of Shares; No Inconsistent Agreements.

       (a) Each Stockholder hereby severally and not jointly and solely with respect to the Shares held of record by such Stockholder, agrees that during the period commencing on the date hereof and continuing until the termination of this Agreement in accordance with its terms, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the holders of Common Stock or Class B Common Stock, however called, or in connection with any written consent of the holders of Common Stock or Class B Common Stock, such Stockholder shall vote (or cause to be voted) all of the Shares held of record by such Stockholder (i) in favor of the Merger, the execution, delivery and performance of the Merger Agreement and the approval and adoption of the terms thereof and each of the other actions contemplated by the Merger Agreement, the Separation Agreement and this Agreement and any actions required in furtherance thereof and hereof (the "Subject Transactions"); (ii) against any Acquisition Transaction (other than the Merger and the transactions contemplated thereby) and against any action or agreement that would result in a breach in any respect of any covenant. representation or warranty or any other obligation or agreement under the Merger Agreement or the Separation Agreement or this Agreement; and (iii) except as otherwise agreed to in writing in advance by Adecco, and regardless of the status of the




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                                                           Page 13 of 30 Pages

Merger and the transactions contemplated by this Agreement, the Merger Agreement, or the Separation Agreement. against the following actions (other than pursuant to the terms of this Agreement, the Merger Agreement, or the Separation Agreement): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving Olsten Corporation or any of its Subsidiaries; (B) any sale, lease or transfer by Olsten Corporation of a material amount of assets (including stock) of Olsten Corporation or any of its Subsidiaries, or a merger, restructuring, recapitalization, special dividend, dissolution or liquidation of Olsten Corporation or any of its Subsidiaries; or (C)(1) any change in a majority of the persons who constitute the board of directors of Olsten Corporation or any of its Subsidiaries; (2) any change in the present capitalization of Olsten Corporation or any of its Subsidiaries including any proposal to sell a substantial equity interest in Olsten Corporation or any of its Subsidiaries;
(3) any amendment of Olsten Corporation's or any of its Subsidiaries' charters or By-laws; (4) any other change in Olsten Corporation's or any of its Subsidiaries' corporate structure or business; or (5) any other action which, in the case of each of the matters referred to in clauses (C)(1), (2), (3) or
(4), is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, or materially adversely affect this Agreement, the Merger Agreement, the Separation Agreement, the Merger, the Split-Off or the transactions contemplated by this Agreement, the Merger Agreement and the Separation Agreement. In addition, such Stockholder agrees that it will, upon request by Adecco, furnish written confirmation, in form and substance reasonably acceptable to Adecco, of such Stockholder's vote in the manner required by clauses (i)-(iii) of this Section 2(a). Each Stockholder acknowledges receipt and review of a copy of the Merger Agreement.

        (b) Each Stockholder severally and not jointly agrees that it shall not enter into any agreement or understanding with any Person the effect of which would be inconsistent with or violative of the provisions and agreements contained herein, including in this Section 2, and shall take all such actions necessary to approve, if so requested by Adecco, all or any actions incident to the Subject Transactions or the other matters referred to in this Section 2 by stockholder written consent.

    3. Other Stockholder Covenants.

        (a) Restriction on Transfer; Proxies and Non-interference. Except for Permitted Transfers or as expressly permitted herein, each Stockholder severally and not jointly agrees that it shall not directly or indirectly:

            (i) offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to, or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of (collectively, "transfer"), any or all of the Shares or any interest therein; provided that nothing in this Agreement shall in any manner restrict the ability of the Stockholders to pledge or encumber any shares in connection with one or more bona fide loans or advances to such Stockholder by one or more institutional lenders, but only if and so long as (A) each such lender expressly (on behalf of itself and any transferee of the collateral) assumes and agrees to perform and becomes a party to this Agreement, agrees not to make or assist in any way in the making of a proposal involving an Acquisition Transaction (other than the Merger and the transactions contemplated by the Merger Agreement). and agrees not to dissent in the Merger, which agreement shall be on terms reasonably acceptable to Adecco, (B) as a result of such pledge or encumbrance the subject Shares are not converted into Common Stock, par value $.10 per share, of Olsten Corporation. and (C) in the event of any




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                                                           Page 14 of 30 Pages

foreclosure or other sale or retention of Shares by such a lender, the subject Shares are not so converted (a loan or advance meeting such requirements being herein called a "Loan");

            (ii) grant any proxies or powers of attorney, deposit the Shares into a voting trust or enter into a voting agreement with respect to the Shares; provided that nothing in this Agreement shall in any manner restrict the ability of any Stockholder to enter into any voting agreement in connection with any Loan which is operative only upon default under such Loan and is not inconsistent with this Agreement; or

            (iii) take any action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect or would result in a breach by such Stockholder of its obligations under this Agreement or a breach by Olsten Corporation of its obligations under the Merger Agreement or the Separation Agreement.

        (b) No Solicitation.

            (i) From the date hereof through the Closing Date or the earlier termination of this Agreement in accordance with its terms, each Stockholder severally and not jointly agrees that it shall not, and shall not permit any of its Subsidiaries, or any of its or their officers, directors, employees, representatives, agents or Affiliates (including, without limitation, any investment banker, attorney or accountant retained by any Stockholder) to, directly or indirectly, enter into, solicit, initiate or continue any discussions or negotiations with, or encourage or respond to any inquiries or proposals by, or participate in any negotiations with, or provide any information to, or otherwise cooperate in any other way with or facilitate or encourage, any Person or group, other than Adecco and its Affiliates, concerning any Acquisition Transaction. Each Stockholder severally and not jointly agrees that it will immediately notify Adecco if any discussions or negotiations are sought to be initiated or continued, any inquiry or proposal is made, or any information or documents is requested with respect to any Acquisition Transaction, and notify Adecco of the terms of any proposal which it may receive in respect of any such Acquisition Transaction, including the identity of the prospective purchaser or soliciting party if known.

            (ii) Each Stockholder severally and not jointly further agrees to use its best efforts as a stockholder to cause Olsten Corporation not to, directly or indirectly, solicit, initiate, seek, or encourage (including by way of furnishing information or assistance), or take other action to facilitate, any inquiries or the making of any proposal which constitutes or may reasonably be expected to lead to, an Acquisition Transaction.

            (iii) The provisions of this Section 3(b) shall not prohibit any director of Olsten Corporation from taking actions in his capacity as such which are permitted or required under the Merger Agreement.

        (c) Reliance. Each Stockholder understands and acknowledges that Adecco is entering into the Merger Agreement in reliance upon each Stockholder's execution and delivery of this Agreement.

        (d) Further Assurances. From time to time, at Adecco's request and without further consideration, each Stockholder severally and not jointly agrees that it shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.




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                                                           Page 15 of 30 Pages

Without limitation, each Stockholder who is a party to any agreement that may conflict with this Agreement has caused such other agreement to be amended to the extent required (if any) to permit him or her to enter into and perform this Agreement.

        (e) No Conversion. No Stockholder shall permit or take any action to cause any shares of Class B Common Stock, par value $.10 per share, which such Stockholder owns to be converted into shares of Common Stock, par value $.10 per share, and shall take any and all action required to prevent such conversion.

    4. Representations and Warranties of Stockholders. Each Stockholder hereby severally and not jointly (and solely with respect to itself and the Shares owned of record by such Stockholder) represents and warrants to Adecco as follows:

        (a) Ownership of Shares. Such Stockholder is the owner of record of the Shares set forth on Exhibit A hereto. On the date hereof, the Shares set forth on Exhibit A hereto constitute all of the Shares owned of record by such Stockholder. With respect to the number of shares set forth opposite such Stockholder's name on Exhibit A hereto, and with the exceptions noted thereon, such Stockholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Sections 2 and 3 hereof, sole power of disposition, sole power of conversion. sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Shares with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement. The execution and delivery of this Agreement does not cause an automatic conversion of the Shares.

        (b) Due Authorization; Binding Agreement. Such Stockholder is, as applicable, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all requisite capacity, power and authority to execute and deliver this Agreement and perform its obligations hereunder. The execution and delivery by such Stockholder of this Agreement and the performance by such Stockholder of its obligations hereunder have been duly and validly authorized by such Stockholder and no other proceedings on the part of the such Stockholder are necessary to authorize the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

This Agreement has been duly and validly executed and delivered by such Stockholder and constitutes a valid and binding agreement enforceable against such Stockholder in accordance with its terms except to the extent (i) such enforcement may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors rights and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

        (c) No Conflicts. Except for filings, authorizations, consents and approvals contemplated by the Merger Agreement or the Separation Agreement and necessary for the consummation of the transactions contemplated hereby and thereby, (i) no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution and delivery of this Agreement by such Stockholder, the consummation by such Stockholder of the transactions contemplated hereby and the compliance by such Stockholder with the provisions hereof and (ii) none of the execution and delivery of this Agreement by such Stockholder, the consummation by such Stockholder of the transactions contemplated hereby or compliance by such




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                                                           Page 16 of 30 Pages

Stockholder with any of the provisions hereof shall (A) conflict with or result in any breach of the organizational documents of such Stockholder, (B) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind, including, without limitation, any voting agreement, proxy arrangement, pledge agreement, shareholders agreement or voting trust, to which such Stockholder is a party or by which such Stockholder or any of its properties or assets may be bound, or (C) violate any order, writ, injunction, decree, judgment, statute, rule or regulation applicable to such Stockholder or any of its properties or assets.

        (d) No Encumbrances. Except as set forth on Exhibit A, the Shares and the certificates representing such Shares are now, and at all times during the term hereof, will be, held by such Stockholder or any Permitted Transferee, or by a nominee, custodian or trust for the benefit of such Stockholder or any Permitted Transferee, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such arising hereunder.

        (e) No Finder's Fees. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Stockholder.

    5. Representations and Warranties of Adecco. Adecco represents and warrants to the Stockholders as follows:

        (a) Organization. Adecco is a societe anonyme duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all requisite corporate power or other power and authority to execute and deliver this Agreement and perform its obligations hereunder. The execution and delivery by Adecco of this Agreement and the performance by Adecco of its obligations hereunder have been duly and validly authorized by its Board of Directors and, except as contemplated by the Merger Agreement, no other corporate proceedings on the part of Adecco are necessary to authorize the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

        (b) Agreement. This Agreement has been duly and validly executed and delivered by Adecco and constitutes a valid and binding agreement of Adecco enforceable against Adecco in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.

        (c) No Conflicts. Except for filings, authorizations, consents, and approvals contemplated by the Merger Agreement or the Separation Agreement and necessary for the consummation of the transactions contemplated hereby and thereby, (i) no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by Adecco and the




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                                                           Page 17 of 30 Pages

consummation by Adecco of the transactions contemplated hereby, and (ii) none of the execution and delivery of this Agreement by Adecco, the consummation by Adecco of the transaction contemplated hereby or compliance by Adecco with any of the provisions hereof shall (A) conflict with or result in any breach of the charter or bylaws of Adecco, (B) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third-party right of termination, cancellation, material modifications or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which Adecco is a party or by which Adecco or its properties or assets may be bound, or (C) violate any order, writ, injunction, decree, judgment, statute, rule or regulation applicable to Adecco or its properties or assets.

    6. Stop Transfer. Each Stockholder severally and not jointly agrees with, and covenants to, Adecco that such Stockholder shall not request that Olsten Corporation register the transfer (by book-entry or otherwise) of any certificate or uncertificated interest representing any of the Shares, unless such transfer is in compliance with this Agreement.

    7. Termination. This Agreement shall terminate upon the earliest of (i) the Closing Date, or (ii) the termination of the Merger Agreement in accordance with its terms; provided that the provisions of Section 10 shall survive any termination of this Agreement, and provided further that no such termination shall relieve any party of liability for a breach hereof prior to termination.

    8. Confidentiality and Public Announcements. The parties recognize that successful consummation of the transactions contemplated by this Agreement may be dependent upon confidentiality with respect to the matters referred to herein. In this connection, pending public disclosure thereof, each of the parties hereto severally and not jointly agrees not to disclose or discuss such matters with anyone not a party to this Agreement (other than its counsel, advisors, corporate parents and Affiliates) without the prior written consent of the other parties hereto, except for filings required pursuant to the Exchange Act and the rules and regulations thereunder or disclosures its counsel advises are necessary in order to fulfill its obligations imposed by law or the requirements of any securities exchange. At all times during the term of this Agreement, the parties hereto will consult with each other before issuing or making any reports, statements or releases to the public with respect to this Agreement or the transactions contemplated hereby and will use good faith efforts to agree on the text of public reports, statements or releases. For purposes of this Section, any consultation or consent required of Adecco may be obtained from Dr. Felix A. Weber, and any consultation or consent required from the Stockholders may be obtained from Stuart Olsten.

    9. Voting Agreement. Adecco agrees that it shall vote (or cause to be voted) all shares of Common Stock with respect to which Adecco has voting power in favor of the Merger, the execution and delivery of the Merger Agreement and the Separation Agreement and the approval and adoption of the terms thereof and each of the other actions contemplated by the Merger Agreement and the Separation Agreement and any action required in furtherance thereof.




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                                                           Page 18 of 30 Pages

    10. General Provisions.

        (a) Nonsurvival of Representations, Warranties and Agreements. Except as provided in Section 7, none of the representations, warranties, covenants and agreements in this Agreement shall survive the Closing Date.

        (b) Expenses. Whether or not the transactions contemplated hereby are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except as otherwise specifically noted herein or in the Merger Agreement.

        (c) Notices. All notices, requests. demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy. electronic or digital transmission method; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express); and upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:

                (i)   if to Adecco, to:

                      Attention:  Dr. Felix A. Weber
                      1275 Cheserex
                      Switzerland
                      Telephone:      011 41 21 321 6666
                      Telecopy:       011 41 21 321 6688

with copies to:

                      Latham & Watkins
                      633 West Fifth Street, Suite 4000
                      Los Angeles, California 90071
                      Attention:      Thomas W. Dobson, Esq.
                      Telephone:      (213) 485-1234
                      Telecopy:       (213) 891-8763

            (ii) if to the Stockholders, to the respective addresses and with the copies set forth on Exhibit A.

        (d) Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the word "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". This Agreement shall not be construed for or against either party by reason of the authorship or alleged authorship of any provision hereof or by reason of the status of the respective parties. All terms defined in this Agreement in the singular shall have comparable meanings when used in the plural, and vice versa, unless otherwise specified.

        (e) Entire Agreement; No Third-Party Beneficiaries. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and is




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                                                           Page 19 of 30 Pages

not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

        (f) Assignment. Except in connection with Permitted Transfers or as permitted in Section 3(a), neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned (whether by operation of law or otherwise) by any Stockholder without the consent of Adecco, or by Adecco without the consent of the Stockholders holding 66% of the Shares subject to this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

        (g) Governing Law. This Agreement shall be construed, interpreted and the rights of the parties determined exclusively in accordance with the laws of the State of Delaware (without reference to the choice of law provisions), except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.

        (h) Severability. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take an action consistent herewith or required hereby, the validity, legality and enforceability of the remaining provisions and obligations contained or set forth herein shall not in any way be affected or impaired thereby. Upon any such holding that any provision of this Agreement is null, void or unenforceable, the parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are consummated to the extent possible. Except as otherwise contemplated by this Agreement, to the extent that a party hereto took an action inconsistent herewith or failed to take action consistent herewith or required hereby pursuant to an order or judgment of a court or other competent authority, such party shall incur no liability or obligation unless such party did not in good faith seek to resist or object to the imposition or entering of such order or judgment.

        (i) Injunctive Relief. The parties acknowledge that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved person or entity will be irreparably damaged and will not have an adequate remedy at law. Any such person or entity shall, therefore, be entitled to injunctive relief, including specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties shall raise the defense that there is an adequate remedy at law.

        (j) Attorneys' Fees. If any party to this Agreement brings an action to enforce its rights under this Agreement, the prevailing party shall be entitled to recover its costs and expenses. including without limitation reasonable attorneys' fees, incurred in connection with such action, including any appeal of such action.

        (k) Cumulative Remedies. All rights and remedies of either party hereto are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.




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                                                           Page 20 of 30 Pages

        (l) Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when executed and delivered by each of the parties.

        (m) Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties hereto.

        (n) Binding Agreement. Each Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Shares and, shall be binding upon any person or entity to which ownership of such shares shall pass, whether by operation of law or otherwise, including, without limitation, such Stockholder's heirs, distributees, guardians, administrators, executors, legal representatives, or successors or other transferees (for value or otherwise) and any other successors in interest. Notwithstanding any transfer of Shares, the transferor shall remain liable for the performance of all obligations under this Agreement of the transferor.

        (o) Obligations of the Stockholders. The liabilities and obligations of each Stockholder under any provision of this Agreement are several and not joint and apply solely to such Stockholder and to the Shares held of record by such Stockholder. No Stockholder shall have any liability or obligation under this Agreement for any act, omission or breach by any other Stockholder.

        (p) Service of Process. Each of the parties hereto irrevocably consents to the service of any process, pleading, notices or other papers by the mailing of copies thereof by registered, certified or first class mail, postage prepaid, to such party at such party's address set forth herein, or by any other method provided or permitted under Delaware law. Additionally, each party hereby appoints RL&F Service Corp., One Rodney Square, Wilmington, Delaware 19801 as agent for service of process in Delaware.

        (i) Consent and Jurisdiction. Each party irrevocably and unconditionally agrees and consents that any suit, action or other legal proceeding arising out of or related to this Agreement shall be brought and heard exclusively in New Castle County, State of Delaware and each party irrevocably consents to personal jurisdiction in any and all tribunals in said County.

                                                           Page 21 of 30 Pages

           IN WITNESS WHEREOF, the parties have executed this Principal Stockholders as of the date first written above.

                                         Adecco SA,

                                         a societe anonyme organized
                                         under the laws of Switzerland

_____ Aug. 17th, 1999 [handwritten]      By:
                                              /s/ John P. Bowmer
                                            --------------------------------
                                            Name:  John P. Bowmer
                                            Title:  Chief Executive Officer

_____ Aug. 17th, 1999 [handwritten]      By:
                                              /s/ F. A. Weber
                                            ---------------------------------
                                            Name:  Felix A. Weber
                                            Title:  Chief Financial Officer

                                                           Page 22 of 30 Pages

                                 STOCKHOLDERS

                                              /s/Miriam Olsten
                                            --------------------------------
                                            Name:  Miriam Olsten

                                              /s/Stuart Olsten
                                            --------------------------------
                                            Name:  Stuart Olsten

                                              /s/
                                            --------------------------------
                                            Name:  Cheryl Olsten

                                              /s/Miriam Olsten
                                            --------------------------------
                                            For the 1985 Cheryl Ashburn Trust
                                            Name:  Miriam Olsten

                                              /s/
                                            ---------------------------------
                                            For the 1995 Succeeding GRAT
                                            Name:  Cheryl Olsten

                                              /s/Stuart Olsten
                                            ---------------------------------
                                            For the 1995 Succeeding GRAT
                                            Name:  Stuart Olsten

                                              /s/
                                            ---------------------------------
                                            For the 1995 Succeeding GRAT
                                            Name:  Robert Riedinger

                                              /s/
                                            ---------------------------------
                                            For the Trust FBO Stuart Olsten
                                            Name:  Andrew Heine

                                              /s/Stuart Olsten
                                            ---------------------------------
                                            For the Trust FBO Stuart Olsten
                                            Name:  Stuart Olsten

                                              /s/
                                            ---------------------------------
                                            For the Trust FBO Stuart Olsten
                                            Name:  Robert Riedinger

                                                           Page 23 of 30 Pages

                                              /s/
                                            ---------------------------------
                                            For the Trust FBO Cheryl Olsten
                                            Name:  Andrew Heine

                                              /s/
                                            ---------------------------------
                                            For the Trust FBO Cheryl Olsten
                                            Name:  Cheryl Olsten

                                              /s/
                                            ---------------------------------
                                            For the Trust FBO Stuart Olsten
                                            Name:  Robert Riedinger

                                              /s/Bernie Silverstein
                                            ---------------------------------
                                            For the Olsten Descendants
                                            Name:  Bernie Silverstein

                                              /s/Stuart Olsten
                                            --------------------------------
                                            For the Olsten Descendants
                                            Name:  Stuart Olsten

                                                           Page 24 of 30 Pages

                                 STOCKHOLDERS

                                              /s/
                                            ----------------------------------
                                            Name:  Miriam Olsten

                                              /s/
                                            ----------------------------------
                                            Name:  Stuart Olsten

                                              /s/Cheryl Olsten
                                            ----------------------------------
                                            Name:  Cheryl Olsten

                                              /s/
                                            ----------------------------------
                                            For the 1985 Cheryl Ashburn Trust
                                            Name:  Miriam Olsten

                                              /s/Cheryl Olsten
                                            ----------------------------------
                                            For the 1995 Succeeding GRAT
                                            Name:  Cheryl Olsten

                                              /s/
                                            ----------------------------------
                                            For the 1995 Succeeding GRAT
                                            Name:  Stuart Olsten

                                              /s/
                                            ----------------------------------
                                            For the 1995 Succeeding GRAT
                                            Name:  Robert Riedinger

                                              /s/
                                            ----------------------------------
                                            For the Trust FBO Stuart Olsten
                                            Name:  Andrew Heine

                                              /s/
                                            ----------------------------------
                                            For the Trust FBO Stuart Olsten
                                            Name:  Stuart Olsten

                                              /s/
                                            ----------------------------------
                                            For the Trust FBO Stuart Olsten
                                            Name:  Robert Riedinger

                                                           Page 25 of 30 Pages

                                              /s/
                                            ----------------------------------
                                            For the Trust FBO Cheryl Olsten
                                            Name:  Andrew Heine

                                              /s/Cheryl Olsten
                                            ----------------------------------
                                            For the Trust FBO Cheryl Olsten
                                            Name:  Cheryl Olsten

                                              /s/
                                            ----------------------------------
                                            For the Trust FBO Stuart Olsten
                                            Name:  Robert Riedinger

                                                           Page 26 of 30 Pages

                                 STOCKHOLDERS

                                              /s/
                                            ----------------------------------
                                            Name:  Miriam Olsten

                                              /s/
                                            ----------------------------------
                                            Name:  Stuart Olsten

                                              /s/
                                            ----------------------------------
                                            Name:  Cheryl Olsten

                                              /s/
                                            ----------------------------------
                                            For the 1985 Cheryl Ashburn Trust
                                            Name:  Miriam Olsten

                                              /s/
                                            ----------------------------------
                                            For the 1995 Succeeding GRAT
                                            Name:  Cheryl Olsten

                                              /s/
                                            ----------------------------------
                                            For the 1995 Succeeding GRAT
                                            Name:  Stuart Olsten

                                              /s/Robert Riedinger
                                            ----------------------------------
                                            For the 1995 Succeeding GRAT
                                            Name:  Robert Riedinger

                                              /s/
                                            ----------------------------------
                                            For the Trust FBO Stuart Olsten
                                            Name:  Andrew Heine

                                              /s/
                                            ----------------------------------
                                            For the Trust FBO Stuart Olsten
                                            Name:  Stuart Olsten

                                              /s/Robert Riedinger
                                            ----------------------------------
                                            For the Trust FBO Stuart Olsten
                                            Name:  Robert Riedinger

                                                           Page 27 of 30 Pages

                                              /s/
                                            ----------------------------------
                                            For the Trust FBO Cheryl Olsten
                                            Name:  Andrew Heine

                                              /s/
                                            ----------------------------------
                                            For the Trust FBO Cheryl Olsten
                                            Name:  Cheryl Olsten

                                              /s/Robert Riedinger
                                            ----------------------------------
                                            For the Trust FBO Stuart Olsten
                                            Name:  Robert Riedinger

                                                           Page 28 of 30 Pages

                                 STOCKHOLDERS

                                              /s/
                                            ----------------------------------
                                            Name:  Miriam Olsten

                                              /s/
                                            ----------------------------------
                                            Name:  Stuart Olsten

                                              /s/
                                            ----------------------------------
                                            Name:  Cheryl Olsten

                                              /s/
                                            ----------------------------------
                                            For the 1985 Cheryl Ashburn Trust
                                            Name:  Miriam Olsten

                                              /s/
                                            ----------------------------------
                                            For the 1995 Succeeding GRAT
                                            Name:  Cheryl Olsten

                                              /s/
                                            ----------------------------------
                                            For the 1995 Succeeding GRAT
                                            Name:  Stuart Olsten

                                              /s/
                                            ----------------------------------
                                            For the 1995 Succeeding GRAT
                                            Name:  Robert Riedinger

                                              /s/Andrew Heine
                                            ----------------------------------
                                            For the Trust FBO Stuart Olsten
                                            Name: Andrew Heine

                                              /s/
                                            ----------------------------------
                                            For the Trust FBO Stuart Olsten
                                            Name:  Stuart Olsten

                                              /s/
                                            ----------------------------------
                                            For the Trust FBO Stuart Olsten
                                            Name:  Robert Riedinger

                                                           Page 29 of 30 Pages

                                              /s/Andrew Heine
                                            ----------------------------------
                                            For the Trust FBO Cheryl Olsten
                                            Name: Andrew Heine

                                              /s/
                                            ----------------------------------
                                            For the Trust FBO Cheryl Olsten
                                            Name:  Cheryl Olsten

                                              /s/
                                            ----------------------------------
                                            For the Trust FBO Stuart Olsten
                                            Name:  Robert Riedinger

                                   Exhibit A

                      to Principal Stockholders Agreement

                                                     NUMBER OF SHARES

NAME AND ADDRESS FOR NOTICE                       Class B            Common
                                                 OF RECORD         OF RECORD

-----------------------------------------------------------------------------
Miriam Olsten                                     3,138,904           6,600
25 Willets Road
Box 326
Old Westbury, NY 11568

Stuart Olsten                                     1,928,629           3,600
67 Willets Road
Old Westbury, NY 11568

Cheryl Olsten                                       938,165
6550 Meeting House Road
New Hope, PA 18938

1985 Cheryl Ashburn Trust                           936,810
25 Willets Road
Box 326
Old Westbury, NY 11568

1995 Succeeding GRAT                              2,522,837
25 Willets Road
Box 326
Old Westbury, NY 11568

Trust FBO Stuart Olsten                           1,563,805
25 Willets Road
Box 326
Old Westbury, NY 11568

Trust FBO Cheryl Olsten                           1,563,805
25 Willets Road
Box 326
Old Westbury, NY 11568

                                TOTAL            12,592,955          10,200
                                                 ==========          ======





                                      A-1